Exhibit 1.1

                            SHARE PURCHASE AGREEMENT

This Agreement made as of the 9th day of May, 2004 ("Agreement"), by and between KEVIN G. ELMORE, with an address at 2515 Camino Del Rio South, Suite 117, San Diego, CA 92108 ("Seller"), and LIBERTY ASSOCIATES, with an address at 1940 Zinfandel Drive Suite C, Rancho Cordova, CA 95670 ("Purchaser").


                                   WITNESSETH:

         WHEREAS, Seller is the record owner and holder of all the issued and outstanding shares of capital stock of Welund Fund, Inc., a Delaware corporation ("Corporation" or "Welund"), which Corporation has issued capital stock of 2,240,000 shares of common stock at $.0001 par value ("Shares"), as more fully described in the attached Exhibit A.

         WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

         1. Transfer of Shares. Seller hereby transfers and delivers 2,240,000 of his issued and outstanding shares in Welund to Purchaser in consideration of NINETY THOUSAND AND 00/100 DOLLARS ($90,000.00) by wire transfer to an account to be specified by Seller. Upon receipt of the consideration by Seller by close of business Friday, June 11, 2004, Seller will immediately forward 2,240,000 Welund shares to the Purchaser.

         2. Representations and Warranties of Seller. Seller, as sole director, officer and shareholder of Corporation, hereby represents and warrants to Purchaser that:

         (i) Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake nay actions herein;
         (ii) Corporation is newly formed with no financial information available other than the financial information Included in the Securities and Exchange Commission's ("SEC") filings;
         (iii) There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against me Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which

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         may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;
         (iv) The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;
         (v) The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit-sharing plans;
         (vi) No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;
         (vii) The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation's by-laws, Articles of Incorporation, Shareholder Agreements or any existing resolutions; and,
         (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act ("Act") or other applicable state securities laws;
         (viii) Corporation has not conducted any business and/or entered into any agreements with third-parties;
         (ix) This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller a party or by which they are bound;
         (x) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances; and,
         (xi) The information contained on Exhibit A is true and correct.

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         3. Representations and Warrants of Purchaser. Purchaser hereby represents and warrants to Seller that:

         (i) Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;
         (ii) The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound; and,
         (iii) Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

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

         4. Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

                 Seller:                 Kevin G. Elmore
                                         2515 Camino Del Rio South, Ste. 117
                                         San Diego, CA 92108

                 Purchaser               Liberty Associates
                                         1940 Zinfandel Drive Suite C
                                         Rancho Cordova, CA 95570

         5. Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of California. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled

         6. Conditions to Closing. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

         7. Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect

         8. Entire Agreement. This Agreement contains all of tine terms upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

         9. Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement

         10. Gender and Number, Section Headings. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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

         11. Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

         12. Nor Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         13. Assignment. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

         14. Closing Documents. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.


                                           By: /s/ Kevin G. Elmore    6/9/04
                                              -------------------------------
                                              KEVIN G. ELMORE


                                           LIBERTY ASSOCIATES

                                           By: /s/ Robert Freiheit    6/9/04
                                              -------------------------------
                                              ROBERT FREIHEIT

                                           Its  Managing Manager

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

                                   EXHIBIT A
                                WELUND FUND, INC.
                             A Delaware Corporation



CORPORATE INFORMATION
---------------------

Legal Name of Public Shell                   Welund Fund, Inc.

Federal LD. Number                           To be applied

S.E.C. FILE / CIK Numbers:                   000-50142/0001210618

S.E.C Reporting Status                       Public reporting Company;
                                             current in all SEC filings to date.

S.E.C. Form 10-SB Effective Date             March 2003 (no further comments)

State of Incorporation, Date of Formation    State of Delaware on July 16, 2002

Net Equity                                   -0-

Underwriter                                  Self

STOCK INFORMATION
-----------------

Classes of Stock                             Common Stock, $.0001 par value;
                                             Preferred Stock, $.0001 par value

Authorized Shares                            100,000,000 Common Shares;
                                             20,000,000 Preferred Shares

Issued and Outstanding Shares                2,240,000 Common Shares;
                                             0 Preferred Shares

Number of "Control Shares" available:        2,240,000 Common Shares (100%)

Warrants and Options Outstanding:            None

OTC Trading Symbol                           15c2-1l (Form 211) to be filed
                                             with NASD through sponsoring
                                             market maker after business
                                             combination is completed.

Market Makers                                To be selected.

Transfer Agent and Registrar                 The Company currently acts as
                                             its own transfer agent and
                                             registrar.

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